UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

During the first quarter of 2020, CenturyLink, Inc. (“we” or “our”) made certain changes to our financial reporting as detailed below.

Our customers are assigned to one of our five reporting segments based on customer-specific criteria as described in our Annual Report on Form 10-K for the year ended December 31, 2019. Over time, changes within a customer’s business, including changes caused by mergers and acquisitions or other factors, may result in a customer no longer fitting the criteria of its originally assigned reporting segment. We assess customer assignments to our five reporting segments on an annual basis. We completed our assessment as of the beginning of 2020 and reclassified certain customers within our five reporting segments. The reclassification does not have any impact on the total revenue previously reported. Further, we reclassified certain costs or functions within our reporting segments, impacting previously reported expenses and Adjusted EBITDA at a segment level. Commencing in the first quarter of 2020, we intend to retrospectively report our results reflecting these changes.

In addition to these changes, we have elected to change the presentation for taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, including federal and certain state Universal Service Fund (USF) regulatory fees, to present all such taxes on a net basis in our Consolidated Statements of Operations. Prior to the first quarter of 2020, we presented such USF fees on a gross basis within operating revenue and costs of services and products, and all other significant taxes on a net basis. We changed our policy to present such taxes on the net basis and believe the new policy is preferable because of the historical and potential future regulatory rate changes outside of our control resulting in significant variability in tax and fee revenue that is not indicative of our operating performance. We believe that the net presentation provides the most useful and transparent financial information and improves comparability and consistency of financial results. As a result of this decision, the amount of operating revenue and cost of services and products being reported will be lower than in prior years. These changes do not affect Operating Income (Loss), Net Income (Loss), or Earnings (Loss) per Share on the Consolidated Statements of Operations or reported Adjusted EBITDA. However, these changes do have the effect of increasing Adjusted EBITDA margin. We also expect this change to affect all five reporting segment results going forward. Commencing in the first quarter of 2020, this change in accounting policy will be applied retrospectively.

To enable a comparison between the information to be presented in our first quarter 2020 earnings results with prior periods we have furnished herewith as Exhibit 99.1 unaudited supplemental financial information that recasts our historical operating revenue, cost of services and products, Adjusted EBITDA, and Adjusted EBITDA margin and select revenue, segment and product disclosures to reflect the above-described changes for each of the four quarters comprising the year ended December 31, 2019 and full year periods ended December 31, 2019 and 2018. We are currently scheduled to report our first quarter 2020 results on May 6, 2020.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

99.1	Unaudited supplemental historical financial information

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: April 30, 2020